Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 25, 2014, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-190827) and related Prospectus of TransUnion Holding Company, Inc. for the registration of the 9.625%/10.375% Senior PIK Toggle Notes due 2018 and the 8.125%/8.875% Senior PIK Toggle Notes due 2018

Mancera, S.C.
A Member Practice of Ernst & Young Global

/s/ Jorge Senties
Jorge Senties

Mexico City
July 31, 2014